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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 26, 2003 relating to the financial statements and financial statement schedule of Hanover Compressor Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP



Houston, Texas
November 17, 2003